UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

EDGEN GROUP INC.

EM HOLDINGS LLC

(Exact names of registrants as specified in their charters)

Commission File Number	State of Incorporation	IRS Employer Identification No.
001-35513	Delaware	38-3860801
033-10003	Delaware	80-0800485

18444 Highland Road

Baton Rouge, Louisiana 70809

(225) 756-9868

(Registrants’ address of principal executive offices and telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 1, 2012, Edgen Group Inc. (“Edgen Group”) issued a press release announcing that Edgen Murray Corporation (the “Company”), an indirect subsidiary of Edgen Group and a direct, wholly-owned subsidiary of EM Holdings LLC, had commenced a cash tender offer for any and all of the Company’s $465,000,000 aggregate principal amount of 12 1/4% senior secured notes due 2015 (CUSIP Nos. 280148 AC1 and 280148 AA5) and a related consent solicitation to amend the indenture relating to these notes.

Concurrently with the announcement of the tender offer, Edgen Group also announced the Company’s proposed offering of $575 million aggregate principal amount of senior secured notes due 2020 and refinancing of other existing debt. These notes are being offered through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

In conjunction with the proposed refinancing transactions referred to above, Edgen Group also announced updated guidance for the 2012 fiscal year.

A copy of the press release is attached hereto as Exhibit 99.1 to this current report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release, dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN GROUP INC. EM HOLDINGS LLC

Date: October 1, 2012	By:	/s/ David L. Laxton, III
David L. Laxton, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 1, 2012.